Exhibit 99.1

Resources Global Professionals Announces Quarterly Dividend Payment Date

IRVINE, Calif.--(BUSINESS WIRE)--April 22, 2019--Resources Global Professionals (“RGP”), the operating subsidiary of Resources Connection, Inc. (NASDAQ: RECN), announced today that its Board of Directors has approved a cash dividend of $0.13 per share, payable on June 13, 2019 to all shareholders of record on May 16, 2019.

ABOUT RGP

RGP, the operating subsidiary of Resources Connection, Inc. (Nasdaq: RECN), is a multinational business consulting firm that helps leaders execute internal initiatives. Partnering with business leaders, we drive internal change across all parts of a global enterprise – accounting; finance; governance, risk and compliance management; corporate advisory, strategic communications and restructuring; information management; human capital; supply chain management; and legal and regulatory.

RGP was founded in 1996 within a Big Four accounting firm. Today, we are a publicly traded company with over 4000 professionals, annually serving over 2400 clients around the world from 73 practice offices.

Headquartered in Irvine, California, RGP has served 86 of the Fortune 100 companies.

The Company is listed on the Nasdaq Global Select Market, the exchange’s highest tier by listing standards. More information about RGP is available at http://www.rgp.com. (RECN-F)

CONTACT:
Media Contact:
Michael Sitrick
(US+) 1-310-788-2850
mike_sitrick@sitrick.com

Investor Contact:
Herb Mueller, Chief Financial Officer
(US+) 1-714-430-6500
herb.mueller@rgp.com